UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2012 (August 31, 2012)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

17300 Dallas Parkway, Suite 1010, Dallas, Texas
75248

(Address of principal executive offices)
(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 31, 2012, Behringer Harvard REIT I, Inc. (referred to herein as the “Company,” “we,” “our” or “us”) entered into a series of agreements, and amendments to the Company’s existing agreements and arrangements, with Behringer Advisors, LLC (“Behringer Advisors”), HPT Management Services, LLC (“HPT Management”), Behringer Harvard Holdings, LLC (“BHH”) and Behringer Harvard REIT I Services Holdings, LLC (“Services Holdings”), a subsidiary of BHH.  BHH, through one or more of its subsidiaries, owns and controls Behringer Advisors and HPT Management.  Behringer Advisors, in its capacity as our advisor, had been responsible for, among other things, managing the Company’s day-to-day affairs since the Company’s inception in 2002.  HPT Management manages our properties directly or through third-party contractors.

As a result of the agreements and amendments described in more detail herein, we will now perform certain functions, including the advisory function, previously provided to us by Behringer Advisors.  In particular, we have hired 54 persons previously employed on behalf of Behringer Advisors.  Also, effective as of August 31, 2012, we are no longer required to pay asset management fees to Behringer Advisors.  We will continue to purchase certain “core” services, such as human resources, shareholder services and information technology, from Behringer Advisors, and we will pay fees for these services as described more fully below.  HPT Management will continue to manage our properties on substantially the terms and conditions of our existing agreement with HPT Management.  Our agreement with HPT Management was amended to, among other things, provide us with the ability, in the future, to obtain the right to hire the employees providing property management functions for the Company, subject to certain conditions.  In connection with the foregoing agreements and amendments, on September 4, 2012, we also issued 10,000 shares of a new Series A participating, voting, convertible preferred stock, par value $0.0001 per share (the “Convertible Preferred Stock”),  to Services Holdings for an aggregate price of $1.00.  The shares of Convertible Preferred Stock will entitle the holder to one vote per share on all matters submitted to the holders of the common stock, dividends or distributions at the same time and in the same amount as dividends or distributions are paid on the common stock and a liquidation preference equal to $10.00 per share before the holders of common stock are paid any liquidation proceeds.  As part of the consideration for issuing the Convertible Preferred Stock, Behringer Advisors surrendered all 1,000 convertible shares of non-participating, non-voting stock, par value $0.0001 per share, of the Company (the “Existing Convertible Stock”), which we immediately cancelled.  The following summarizes the terms and conditions of the agreements and amendments entered into to effect the transactions and arrangements described herein.

The Company anticipates that the agreements and amendments described herein will result in substantial cost savings.  In particular, the Company anticipates annual savings in the range of approximately $10 million to $12 million beginning in 2013.  The Company has previously benefitted from approximately $30 million in fee waivers provided by Behringer Advisors and its affiliates since the Company’s inception.  The anticipated cost savings result primarily from the fact that the Company will no longer be required to pay asset management fees to Behringer Advisors.

Each of the agreements, and amendments to the Company’s existing agreements and arrangements, described under this Item 1.01, and the transactions contemplated thereby, including the issuance of the Convertible Preferred Stock and the exercise of the rights contemplated by the related Articles Supplementary (as defined below in Item 3.02 of this Current Report), were approved by the board of directors of the Company, based upon the recommendation of a special committee comprised of all of the Company’s independent directors.  The special committee retained its own financial advisor and legal counsel to, among other things, negotiate the terms of the agreements and amendments described herein with representatives of Behringer Advisors and HPT Management.  Except as otherwise noted herein, the transactions described herein closed on August 31, 2012 (the “Closing”).

Master Modification Agreement

Effective August 31, 2012, the Company, Behringer Advisors, Services Holdings and HPT Management entered into a Master Modification Agreement (the “Modification Agreement”), setting forth various terms of and conditions to the modification of the business relationships between us and Behringer Advisors and HPT Management (together, sometimes referred to herein as the “Service Providers”).

Pursuant to the Modification Agreement, we paid Behringer Advisors $1.5 million in consideration for certain tangible assets located at our corporate offices and used in our business, such as IT equipment and office furniture, for the license under the License Agreement (as described below) and for the other agreements, covenants and obligations of Services Holdings and its affiliates in connection with the transactions described herein.  Our board of directors, based upon the recommendation of the special committee, determined that the price of the purchased assets was no greater than the cost of the purchased assets to Behringer Advisors and its affiliates or that substantial justification existed for the excess of the price of the purchased assets over the cost of the purchased assets, and that the excess was reasonable.

In addition, Behringer Advisors waived the non-solicitation and non-hire provisions contained in the Fifth Amended and Restated Advisory Management Agreement, dated December 29, 2006, between the Company and Behringer Advisors, as amended (the “Advisory Agreement”), with respect to 54 specified employees of Behringer Advisors and its affiliates that previously provided services on our behalf under the Advisory Agreement.  We offered employment to these persons, and all of them, referred to herein as the “Transferred Employees,” accepted our offer and became our employees on September 1, 2012.  We also entered into employment agreements with our five executive officers, as described in Item 5.02 of this Current Report.  For the period from September 1, 2012 through December 31, 2013, we have agreed to pay base salaries and provide cash bonus opportunities to the Transferred Employees that are substantially similar to (or more beneficial than) those received prior to the Closing. Additionally, for the same period, we have agreed to provide the Transferred Employees with severance benefits and employee benefit plans and fringe benefits that are substantially comparable to those available to them prior to the Closing.  On an annual basis, the aggregate cost of employing the Transferred Employees, including our executive officers, will be less than the amount of the fees and expense reimbursements that we otherwise would have paid to Behringer Advisors if the Advisory Agreement had continued in effect on the same terms.

As noted above, we issued 10,000 shares of Convertible Preferred Stock to Services Holdings on September 4, 2012, following the filing of the Articles Supplementary related to the Convertible Preferred Stock, as described in additional detail under Item 3.02 of this Current Report.  The shares of the Convertible Preferred Stock were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder, and subject to restrictions on transfer.

The Modification Agreement sets forth certain additional agreements among the parties, including the following:

•                                          Behringer Nominees.  The Modification Agreement provides that as long as the members of the “Behringer Group,” defined as Services Holdings, the Service Providers, Behringer Harvard REIT I LTIP, LLC, an affiliate of BHH (“LTIP”), BHH and all of their respective affiliates, plus their respective employees and the owners of equity interests in LTIP or BHH, hold, in the aggregate, at least 2,500 shares of the Convertible Preferred Stock, Services Holdings will have the right to designate two nominees to serve as our directors, subject to an aggregate limit of two Behringer Group nominees serving on the board at any time.  The nominees must be reasonably acceptable to the nominating committee of our board.  A nominee serving on our board will be entitled to compensation equivalent to that generally provided to non-employee directors so long as he or she is not also serving as one of our officers and is not providing consulting services to us.  For so long as the Consulting Agreement (as defined below in Item 5.02) remains in effect, Mr. Aisner will be one of the Behringer Group nominees.

•                                          Survival of Certain Provisions of the Advisory Agreement.  Notwithstanding the Modification Agreement, certain provisions of the Advisory Agreement will remain in full force and effect, including the indemnification provisions in respect of events occurring prior to the Closing.  Further, the provisions of the Advisory Agreement, including the compensation provisions, will remain in full force and effect with respect to the development known as “Two Briarlake Plaza,” located in Houston, Texas, until the earlier to occur of: (1) the Company ceasing development in a manner that is reasonably consistent with the approved development plan; and (2) Behringer Advisors having received the last payment from us in connection with that development.

On August 31, 2012, Behringer Advisors, on behalf of itself and its affiliates, waived our obligation to pay approximately $3.5 million in fees earned under the Advisory Agreement between July 1, 2012 and August 31, 2012, which would otherwise become due and payable during the third quarter of 2012.  At Closing, we paid an amount equal to $0.9 million in cash, representing: (1) the aggregate amount of advisory fees and expenses for all services rendered through Closing under the Advisory Agreement or otherwise due at Closing; minus (2) the approximately $3.5 million of waived fees.

Subject to certain limits, the Modification Agreement requires us to indemnify Services Holdings, the Service Providers and each member of the Behringer Group and their affiliates, successors and assigns and each of their respective officers, directors, managers and agents (collectively, the “Behringer Indemnified Parties”), for any damages arising out of: (1) our breach of any of our representations or warranties, or any of our covenants or agreements, in the Modification Agreement; (2) liabilities related to paid time off or other benefits for persons offered employment by us; and (3) subject to a $1.5 million deductible, any “covered claim,” in each case upon the terms and subject to the conditions set forth therein.  For these purposes, a “covered claim” means any claim that arises out of or relates to any of the transactions described herein, including (a) any claim by or on behalf of the Company; (b) any claim by a stockholder of the Company; or (c) any claim related to the validity or enforceability of the indemnification obligation related to a covered claim, but excluding, among other things, a claim by a Behringer Indemnified Party or any holder of equity interests of a member of the Behringer Group against another Behringer Indemnified Party.  In no event may the aggregate amount of damages for which the Behringer Indemnified Parties will be entitled to indemnification pursuant to any covered claim, excluding certain stockholder claims, exceed $20 million.

Likewise, Services Holdings and the Service Providers agreed to indemnify the Company and its affiliates, successors and assigns and each of their respective officers, directors, managers, employees and agents for any damages arising out of, among other things, any breach by Services Holdings or the Service Providers of its or their representations or warranties, or any of its or their covenants or agreements, contained in the Modification Agreement.

The information set forth herein with respect to the Modification Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Modification Agreement, which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report by reference.

Administrative Services Agreement

Effective August 31, 2012, the Company and Behringer Advisors amended and restated the Advisory Agreement as an Administrative Services Agreement (the “Services Agreement”).  Under the Services Agreement, Behringer Advisors will no longer perform the day-to-day management services it had been required to perform under the Advisory Agreement, except as otherwise set forth herein.

Pursuant to the Services Agreement, Behringer Advisors, directly or through its affiliates, will continue to provide standard human resources services, shareholder services and information technology services, collectively referred to herein as the “Core Services,” to the Company through the term of the Services Agreement or the respective Core Services.  In addition, we may request that Behringer Advisors, directly or through its affiliates, provide certain additional services, collectively referred to herein as the “Non-Core Services,” which include non-standard human resources services, shareholder services and information technology services, as well as real estate transactional support, information management, internal audit, risk management, marketing and cash management services.  Behringer Advisors has agreed to perform, or cause its affiliates to perform, these services in the manner and at the locations and level of service consistent with past practice and with the same standard of care as historically provided under the Advisory Agreement.

We will compensate Behringer Advisors for services performed on our behalf, based upon either fixed or flat fee amounts or the hourly billing rate of the persons providing the services.  These amounts and rates will increase by 1.5% on January 1, 2013 and by 3% on an annual basis thereafter throughout the term of the Services Agreement.  In addition, we will be required to reimburse Behringer Advisors for: (1) the costs of subcontractors retained on our behalf or for our benefit and paid by Behringer Advisors or its affiliates including, but not limited to, their products, services, materials and expenses; (2) the cost of materials, provided, that the aggregate amount of reimbursements from us and any other entities that receive similar services from Behringer Advisors or its affiliates may not exceed the aggregate cost of those materials; and (3) any out-of-pocket travel and other expenses, consistent with past practice under the Advisory Agreement.

The Services Agreement will terminate February 14, 2017.  However, the specific categories of services may be terminated at the following times:

•                                          we may terminate certain of the Core Services beginning as early as June 30, 2013, subject to certain payments to Behringer Advisors;

•                                          either the Company or Behringer Advisors may terminate the real estate transactional support services beginning on June 30, 2013; and

•                                          either the Company or Behringer Advisors may terminate all other Non-Core Services at any time.

In each case, we must give Behringer Advisors not less than 90 days’ advance written notice of our intention to terminate any of the services.  In addition, the Services Agreement may be terminated by either party upon written notice of a material breach of the agreement.  The breaching party generally will have 45 days to cure the breach.  However, in the case of information technology services, certain continuing breaches that would have a material adverse effect on the operations of the non-breaching party must be cured within 72 hours.

In connection with any termination of the Services Agreement or a particular service, in addition to any reimbursable costs due, we will reimburse Behringer Advisors for “exit costs,” comprised of any costs, including early termination charges and transition fees, incurred by Behringer Advisors and its affiliates as a result of any cessation of the service or services, subject to certain limitations.

The information set forth herein with respect to the Services Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Services Agreement, which is filed as Exhibit 10.2 hereto and is incorporated into this Current Report by reference.

Amended Property Management Agreement

Effective August 31, 2012, the Company, Behringer Harvard Operating Partnership I LP (the “Operating Partnership”) and HPT Management entered into the Sixth Amended and Restated Property Management Agreement (the “Amended Management Agreement”).  Pursuant to the Amended Management Agreement, HPT Management will continue to manage our existing properties, and will have a right of first refusal to manage all properties acquired by us during the term of the Amended Management Agreement, on substantially the same terms and conditions as set forth in the Fifth Amended and Restated Property Management and Leasing Agreement among the parties.

The Amended Management Agreement will continue in effect through the earlier of February 14, 2017 or the consummation of the buyout, as described below.  In addition, we may terminate the Amended Management Agreement at any time upon 30 days’ written notice upon a showing of willful misconduct, gross negligence or deliberate malfeasance by HPT Management, unless HPT Management has cured the conduct within 30 days and agrees to indemnify us for liabilities arising out of that conduct.  Further, either party may terminate the agreement immediately upon the bankruptcy or insolvency of HPT Management.  Upon any termination, we and HPT Management will cooperate and take all reasonable steps to ensure an orderly transition of the management services.

The Amended Management Agreement grants the Company a buyout option, pursuant to which:

•                                          we would acquire and assume certain assets and certain liabilities of HPT Management, including employee-related liabilities, liabilities under contracts that we would assume and other liabilities as mutually agreed upon by us and HPT Management; and

•                                          HPT Management would be deemed to have irrevocably waived the non-solicitation and non-hire provisions of the Amended Management Agreement with respect to certain persons designated by HPT Management and including: (1) each employee of the Behringer Group performing property management services for the Company on-site at our properties; and (2) other employees of the Behringer Group performing property management services primarily or exclusively for us, that serve certain functions.

We may exercise this buyout option on or after June 30, 2015 and prior to February 14, 2017, by delivering to HPT Management a notice of our irrevocable intent to exercise the option.  The notice must be delivered to HPT Management no less than 90 days and no more than 180 days prior to the proposed closing date of the buyout.  Upon the closing of the buyout, we would pay HPT Management an amount, in cash, equal to 0.8 times the gross amount of all management and oversight fees earned by HPT Management under the Amended Management Agreement for the trailing consecutive 12-month period, ending with the last full month prior to delivery of the buyout notice.  However, if we provide notice on or after February 14, 2016 and the “remaining amount,” meaning the gross amount of all management and oversight fees that would have been earned by HPT Management during the period beginning on the closing date of the buyout and ending on February 14, 2017 had the buyout not been exercised, is less than the consideration that otherwise would be payable, the consideration would instead be equal to the remaining amount.  In addition, at the closing of the buyout, we would be required to pay HPT

Management the estimated amount of all of the fees and expenses due to HPT Management for all services rendered through that closing date.

If the Amended Management Agreement is terminated prior to the closing of the Buyout, our option will terminate automatically and the buyout may not be consummated.

The information set forth herein with respect to the Amended Management Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Management Agreement, which is filed as Exhibit 10.3 hereto and is incorporated into this Current Report by reference.

License Agreement

Effective August 31, 2012, we and BHH entered into a License Agreement (the “License Agreement”) regarding our use of the “Behringer Harvard” name and logo.  The License Agreement will automatically terminate upon the expiration or termination of the Amended Management Agreement for any reason, unless terminated earlier pursuant to the termination provisions of the License Agreement as follows:

•                  BHH may terminate the License Agreement upon 90 days’ prior written notice if we breach the agreement in any material respect, subject to a 90 day cure provision;

•                  BHH may immediately terminate the License Agreement if we (1) cease to conduct our real estate business under the licensed marks or (2) fail to perform our obligation to designate two Behringer Group nominees to serve as our directors pursuant to the Modification Agreement; and

•                  the License Agreement will automatically terminate if: (1) we file a petition for bankruptcy or are adjudicated bankrupt, or liquidate or discontinue our business; (2) our shares are listed on national securities exchange; or (3) we experience a change of control, as defined in the License Agreement.

The information set forth herein with respect to the License Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the License Agreement, which is filed as Exhibit 10.4 hereto and is incorporated into this Current Report by reference.

Registration Rights Agreement

Effective August 31, 2012, the Company and the holders of our new Convertible Preferred Stock (initially, Services Holdings) entered into a Registration Rights Agreement (the “Rights Agreement”), under which we have agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of all of the shares of common stock issued or issuable upon the conversion of the Convertible Preferred Stock, including additional shares of common stock otherwise issued or distributed by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or other similar event in respect of those shares of common stock (the “Registrable Shares”).

Specifically, the Rights Agreement grants the holders demand registration rights.  If one holder or a group of holders holding not less than 15% of the Registrable Shares, requests that we file a registration statement and we are not eligible to use Form S-3 in connection with the resale of those Registrable Shares, we are required to use our reasonable efforts to file a registration statement under the Securities

Act within forty-five days after the holder request.  Notwithstanding anything to the contrary, if our common stock is listed on a national securities exchange and Rule 144 is available, we will not be required to effect a demand registration unless the sale of securities in connection therewith will generate at least $20 million in aggregate offering proceeds, or such lesser amount that constitutes all of the Registrable Shares of the requesting holders (subject to a $10 million minimum or all of the Registrable Shares then outstanding).  We will be liable for, and pay, all expenses of the demand registration, regardless of whether it is effected.

The Rights Agreement also grants the holders customary piggyback registration rights (unlimited in number and subject to customary limitations) if we propose to register any shares of common stock under the Securities Act, other than pursuant to a shelf registration, a registration on Form S-8, S-4 or S-3D or a registration of shares issuable upon exercise of employee stock options or in connection with any stock option plan.  Further, if a “Registration Triggering Event,” as defined below, occurs and we are eligible to use Form S-3, we are required to use our reasonable best efforts to file a registration statement pursuant to Rule 415 under the Securities Act with respect to all of the Registrable Shares that have been converted into shares of common stock pursuant to the Articles Supplementary and all other Registrable Shares contemplated to be included in the registration statement, within 30 days after the occurrence of the Registration Triggering Event.  As used herein, “Registration Triggering Event” means the earlier to occur of: (1) the automatic conversion of all of the then outstanding shares of Convertible Preferred Stock upon a Listing Event (as defined below in Item 3.02 of this Current Report); and (2) the request from one holder or a group of holders holding not less than 15% of the then Registrable Shares that we file a shelf registration statement.

The information set forth herein with respect to the Rights Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Rights Agreement, which is filed as Exhibit 10.5 hereto and is incorporated into this Current Report by reference.

Amended and Restated Operating Partnership Agreement

On August 31, 2012, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership was amended and restated (as so amended and restated, the “Third Amended and Restated Partnership Agreement”) to create a new class of limited partner interests (“LTIP Units”) in our Operating Partnership, designed to qualify as “profits interests” for U.S. federal income tax purposes. As profits interests, LTIP Units initially will not have full parity, on a per-Unit basis, with common units of limited partnership interest in our Operating Partnership (the “OP Units”) with respect to liquidating distributions. Upon the occurrence of certain specified events, LTIP Units can over time achieve full parity with OP Units and therefore accrete to an economic value for the participant equivalent to OP Units. If parity is achieved, LTIP Units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into OP Units, which in turn will be redeemable by the holder for shares of our common stock on a one-for-one basis or for the cash value of such shares, at our election. However, there are circumstances under which LTIP Units will not achieve parity with OP Units, and until such parity is achieved, the value that a holder of LTIP Units could realize for a given number of LTIP Units will be less than the value of an equal number of shares of our common stock and may even be zero.  LTIP Units, whether vested or unvested, will entitle the holder to receive non-liquidating distributions in an amount equal to the dividends or non-liquidating distributions made with respect to the number of shares of our common stock underlying those LTIP Units from and after the date specified by us in connection with the issuance of the LTIP Units.  LTIP Units will be granted pursuant to the Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan, as amended.  No LTIP Units have been granted as a result of the transactions described in this Current Report.  The Third Amended and Restated Partnership Agreement also contains changes designed to modernize its operation in light of the evolution of the so-called UPREIT structure in recent years.

The information set forth herein with respect to the Third Amended and Restated Partnership Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Third Amended and Restated Partnership Agreement, which is filed as Exhibit 10.6 hereto and is incorporated into this Current Report by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

On September 4, 2012, we issued to Services Holdings 10,000 shares of the Convertible Preferred Stock, in consideration for the surrender and cancellation of the 1,000 shares of the Existing Convertible Stock previously held by Behringer Advisors, the payment of the par value of the Convertible Preferred Stock, and the other agreements, covenants, and obligations of Services Holdings and the Services Providers contemplated by the Master Modification Agreement.  The shares of the Convertible Preferred Stock were issued in a transaction exempt from registration under the Securities Act, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

On September 4, 2012, the Company filed with the State Department of Assessments and Taxation of Maryland the Articles Supplementary (the “Articles Supplementary”) to the Company’s Ninth Articles of Amendment and Restatement, classifying and designating 10,000 shares of the Company’s authorized but unissued preferred stock as the Convertible Preferred Stock.

Each share of Convertible Preferred Stock will be entitled to one vote per share on all matters on which the holders of our common stock are entitled to vote, voting as a single class with our common stock.  The affirmative vote of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, voting as a single class, will be required for: (1) the adoption of any amendment, alteration or repeal of any provision of the Articles Supplementary and the terms of the Convertible Preferred Stock that adversely changes, or has the effect of adversely altering, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions or qualifications of the shares of the Convertible Preferred Stock; or (2) the adoption of any amendment, alteration or repeal of any other provision of the charter that materially adversely changes, or has the effect of materially adversely altering, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions or qualifications of the shares of the Convertible Preferred Stock.  In addition, each share of Convertible Preferred Stock will participate in dividends and other distributions (other than stock dividends) on par with each share of our common stock, and will be entitled to a $10.00 per share liquidation preference.

The Convertible Preferred Stock will automatically convert into shares of our common stock upon any of the following triggering events: (1) in connection with a listing of our common stock on a national exchange (a “Listing Event”); (2) upon a “change of control” of the Company, as defined in the Articles Supplementary; or (3) upon election by the holders of a majority of the then outstanding shares of Convertible Preferred Stock, during the period beginning on the date of issuance and ending at the close of business on August 31, 2017.

Upon a triggering event, each share of Convertible Preferred Stock will convert into shares of our common stock at a rate equal to the quotient of:

•              (1) the “Conversion Value Per Share of Convertible Preferred Stock,” calculated as:

•              (a) 10% of the excess, if any, of:

•              the sum of: (1) the per share value of our common stock at the time of the applicable triggering event, as determined pursuant to the Articles

Supplementary, multiplied by the number of shares of common stock outstanding on August 31, 2012, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock after August 31, 2012 (the “Outstanding Shares”); plus (2) total distributions in excess of the current distribution rate (on an annual basis, $0.10 per share of our common stock) on the Outstanding Shares after August 31, 2012 and through the date of the event triggering conversion (or, in the case of a Listing Event, through the date of the issuance of our common stock upon the conversion of the Convertible Preferred Stock);

over:

•              the aggregate value of the Outstanding Shares, equal to the product of:

•              the higher of (1) the average of: (a) $4.64, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock after August 31, 2012 and prior to the date that we next report an estimated per share value of our common stock; and (b) the publicly reported estimated per share value of our common stock next publicly reported after August 31, 2012; and (2) the estimated per share value of our common stock next publicly reported after August 31, 2012; and

•              the number of Outstanding Shares;

•              (b) divided by the number of shares of Convertible Preferred Stock outstanding on the date of the appropriate triggering event;

•              (c) and, in the case of a triggering event based on a Listing Event or change of control only, multiplied by 110%;

•              (2) divided by the per share value of our common stock at the time of the applicable triggering event, as determined pursuant to the Articles Supplementary (the “Conversion Common Stock Value”).

We have agreed to determine the estimated per share value of our common stock during the fourth quarter of 2012 and at least once each subsequent calendar year until the occurrence of a triggering event.  Except in the case of the Conversion Common Stock Value, the estimated per share value will be calculated assuming that the Convertible Preferred Stock is not outstanding.

The information set forth herein with respect to the Articles Supplementary does not purport to be complete in scope and is qualified in its entirety by the full text of the Articles Supplementary, which are filed as Exhibit 3.1 hereto and are incorporated into this Current Report by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

Effective as of September 1, 2012, the Company and the Operating Partnership entered into Employment Agreements (collectively, the “Employment Agreements”) with each of the following executive officers: Scott W. Fordham, our Chief Operating and Chief Financial Officer; William J. Reister, our Chief Investment Officer and Executive Vice President; Telisa Webb Schelin, our Senior Vice President — Legal, General Counsel and Secretary; Thomas P. Simon, our Senior Vice President — Finance and Treasurer; and James E. Sharp, our Chief Accounting Officer.  The Employment Agreements were approved by the board of directors of the Company, based upon the recommendation of the compensation committee of the board.  The compensation committee reviewed competitive executive contract market materials and retained its own legal counsel and independent compensation consultant to, among other things, negotiate the terms of the Employment Agreements.

Each Employment Agreement provides for a term commencing September 1, 2012 and ending December 31, 2015, which will automatically continue for an additional one-year period unless either party provides 60 days written notice of non-renewal prior to the expiration of the initial term.

Compensation.  During the term of each Employment Agreement, we will pay each executive officer an annual base salary, as set forth in the table below, which will be redetermined annually and may not be reduced without the executive officer’s consent.  In addition, during the term of his or her Employment Agreement, each executive officer will be eligible to receive cash incentive compensation as determined by the compensation committee of our board.  Each executive officer’s target annual incentive compensation will be equal to a percentage of his or her base salary, also as set forth below.  The cash incentive compensation will be predicated on both objective corporate and individual measures to be mutually agreed upon between the executive officer and the compensation committee.  The amount of cash incentive compensation awarded to the executive officer each year must be reasonable in light of the contributions made by the executive officer for the year in relation to the contributions made and incentive compensation awarded to other senior executives of the Company for the same year.

Executive Officer	Minimum Annual Base Salary	Target Annual Cash Incentive Compensation (as % of annual base salary)
Scott W. Fordham	$325,000	100%
William J. Reister	$250,000	80%
Telisa Webb Schelin	$225,000	67%
Thomas P. Simon	$225,000	67%
James E. Sharp	$205,000	32%

During the term of his or her Employment Agreement, each executive officer also will be eligible to receive equity awards under the Company’s 2005 Incentive Award Plan, as amended, and any other successor plan, at the discretion of the compensation committee.  Each executive officer’s target annual long-term incentive award will be equal to a percentage of his or her base salary plus his or her target annual cash incentive compensation, as set forth in the table below. The amount of each equity award granted to the executive officer must be reasonable in light of the contributions made, or anticipated to be made, by the executive officer for the period for which that equity award is made.

Executive Officer	Target Annual Long-Term Incentive Award (as % of annual base salary + target annual cash incentive compensation)
Scott W. Fordham	100%
William J. Reister	78%
Telisa Webb Schelin	67%
Thomas P. Simon	33%
James E. Sharp	33%

Payments Upon Termination.  Under the Employment Agreements, we are required to provide any earned compensation and other vested benefits to the executive officers in the event of a termination of employment.  In addition, each executive officer will have the right to additional compensation and benefits depending upon the manner of termination of employment, as summarized below.

During the term of each Employment Agreement, we or the Operating Partnership may terminate the agreement with or without “cause,” defined as, among other things, the executive officer’s dishonest or fraudulent action, willful misconduct or gross negligence in the conduct of his or her duties to us, or the executive officer’s material uncured breach of the Employment Agreement.  In addition, each executive officer may terminate his or her Employment Agreement for “good reason,” defined as, among other things, a material breach of the Employment Agreement by the Company or the Operating Partnership.  If the executive officer’s employment is terminated by the Company or the Operating Partnership without “cause” or by the executive officer with “good reason:”

•              we will pay the executive officer an amount equal to the product of: (1) a “Severance Multiple,” equal to 2.6 for Mr. Fordham, 2.25 for Mr. Reister, 2.25 for Ms. Schelin, 1.75 for Mr. Simon and 1.75 for Mr. Sharp; and (2) the sum of: (a) the executive officer’s base salary; and (b) the greater of: (i) the executive officer’s target annual cash incentive compensation; or (ii) the average of the annual cash incentive compensation received by the executive officer each year during the term of his or her Employment Agreement;

•              all equity awards with time-based vesting will immediately vest in accordance with their terms, and each equity award with performance vesting will vest at the greater of: (1) the target amount of the award, if applicable; or (2) an amount based on our performance from the commencement of the performance period through the date of termination, multiplied by a fraction, the numerator of which will be equal to the number of days the executive officer was employed by us from the commencement of the performance period through the date of termination and the denominator of which will be equal to the total number of days in the performance period; and

•              if the executive officer was participating in our group medical, vision and dental plan immediately prior to the date of termination, then we will pay to the executive officer a lump sum payment equal to: (1) 18 times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive officer and his or her dependents in the month immediately preceding the date of termination; plus (2) the amount we would have contributed to their health reimbursement arrangement for 18 months from the date of termination if the executive officer had remained employed by us.

In the event that an executive officer’s employment is terminated within 18 months after the occurrence of the first event constituting a “change in control” (as defined in the Employment Agreement) of the Company or the Operating Partnership, each Employment Agreement provides that all equity awards with time-based vesting will immediately vest and each equity award with performance vesting will vest at the greater of: (1) the target amount of the award, if applicable; or (2) a prorated amount based on our performance from the commencement of the performance period through the end of the calendar month immediately preceding the change in control.  Further, during the employment term, if within 18 months after a change in control, the executive officer’s employment is terminated by the Company or the Operating Partnership without “cause” or the executive officer terminates his or her employment for “good reason:”

•              we will pay the executive officer a lump sum in cash in an amount equal to the product of: (1) the Severance Multiple; and (2) the sum of (a) the executive officer’s current base salary (or the executive officer’s base salary in effect immediately prior to the change in control, if higher) and (b) the greater of: (i) the executive officer’s target annual cash incentive compensation; or (ii) the average of the annual cash incentive compensation received by the executive officer during the term of his or her Employment Agreement; and

•              if the executive officer was participating in our group medical, vision and dental plan immediately prior to the date of termination, then we will pay to the executive officer a lump sum payment equal to: (1) 18 times the amount of the monthly employer contribution that we made to an insurer to provide these benefits to the executive officer and his or her dependents in the month immediately preceding the date of termination; plus (2) the amount we would have contributed to their health reimbursement arrangement for 18 months from the date of termination if the executive officer had remained employed by us.

Other Terms and Conditions.   During the term of the Employment Agreement and for a period of 15 months thereafter, each executive officer has agreed to certain non-competition and non-solicitation provisions.  The executive officers have also agreed to certain non-disclosure and non-disparagement provisions both during and after their employment with the Company.

The information set forth herein with respect to the Employment Agreements with Mr. Fordham, Mr. Reister, Ms. Schelin, Mr. Simon and Mr. Sharp does not purport to be complete in scope and is qualified in its entirety by the full text of the respective Employment Agreements, which are filed as Exhibits 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, hereto and are incorporated into this Current Report by reference.

Consulting Agreement

Effective August 31, 2012, we entered into an Interim CEO Consulting Agreement with Robert S. Aisner (the “Consulting Agreement”), pursuant to which Mr. Aisner will serve as interim, non-employee Chief Executive Officer of the Company on a part-time basis.  Under this Consulting Agreement, Mr. Aisner will devote approximately 20% of his working time to Company matters, and will be paid a monthly fee equal to $22,167 and will be reimbursed for all reasonable expenses.

The Consulting Agreement has an initial term of 180 days, and thereafter will automatically renew for successive three-month periods, unless terminated: (1) with or without cause by either party upon 45 days’ prior written notice; or (2) by either party immediately upon written notice that the other party has materially breached the Consulting Agreement, provided that Mr. Aisner will have 15 days to cure any material breach.  During the term of the Consulting Agreement, we will use our reasonable best efforts to cause Mr. Aisner to be elected as a director of the Company.  However, during the term of the Consulting Agreement, Mr. Aisner will not be compensated for his service as a member of our board.

The information set forth herein with respect to this Consulting Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Consulting Agreement, which is filed as Exhibit 10.12 hereto and is incorporated into this Current Report by reference.

Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2012, the Company filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland designating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Convertible Preferred Stock. The Articles Supplementary were effective upon acceptance for record. The information about the Articles Supplementary under Item 3.02 of this Current Report is hereby incorporated by reference into this Item 5.03 in its entirety.

Item 5.05.             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 31, 2012, our board of directors adopted a Code of Business Conduct Policy, applicable to employees of the Company.  A copy of the Code is attached hereto as Exhibit 14.1 and will be posted on Company’s website (www.behringerharvard.com/reit1), where it will be available to the financial community and general public.

Item 7.01.             Regulation FD Disclosure.

On September 6, 2012, we issued a press release with respect to the transactions described in this Current Report.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.   The information in this report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall the information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

3.1	Behringer Harvard REIT I, Inc. Articles Supplementary

10.1*

Master Modification Agreement, dated as of August 31, 2012, by and among Behringer Harvard REIT I, Inc., Behringer Harvard REIT I Services Holdings, LLC, Behringer Advisors, LLC and HPT Management Services, LLC

10.2*	Administrative Services Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC

10.3

Sixth Amended and Restated Property Management Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services, LLC

10.4	Behringer Harvard Holdings License Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Holdings, LLC

10.5	Registration Rights Agreement, dated as of August 31, 2012, among Behringer Harvard REIT I, Inc. and the shareholders party thereto

10.6	Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, dated as of August 31, 2012

10.7	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Scott W. Fordham

10.8	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and William J. Reister

10.9	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Telisa Webb Schelin

10.10	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Thomas P. Simon

10.11	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and James E. Sharp

10.12	Interim CEO Consulting Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Robert S. Aisner

14.1	Behringer Harvard REIT I, Inc. Code of Business Conduct Policy

99.1	Press release of Behringer Harvard REIT I, Inc., dated September 6, 2012

*   Confidential treatment has been requested for certain portions of this exhibit. These portions have been omitted from this Current Report and submitted separately to the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Exchange Act.

Forward Looking Statements

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false.  We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Current Report.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  Factors that could cause actual results to differ materially from any forward-looking statements made in this Current Report include market and economic challenges, our ability to renew existing leases and lease vacant spaces, the inability of tenants to continue paying rent, the availability of cash flow for distributions and capital expenditures, our ability to raise capital in the future, our ability to strategically dispose of assets, our level of debt, any unfavorable changes in law or regulations impacting our business or assets, and any factors that could affect our ability to qualify as a real estate investment trust.  The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 9, 2012, and our Quarterly Report on Form 10-Q for the period ended June 30, 2012, as filed with the SEC on August 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Date: September 6, 2012	By:	/s/ Telisa Webb Schelin
	Name:	Telisa Webb Schelin
	Title:	Senior Vice President — Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Behringer Harvard REIT I, Inc. Articles Supplementary

10.1*

Master Modification Agreement, dated as of August 31, 2012, by and among Behringer Harvard REIT I, Inc., Behringer Harvard REIT I Services Holdings, LLC, Behringer Advisors, LLC and HPT Management Services, LLC

10.2*	Administrative Services Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Advisors, LLC

10.3

Sixth Amended and Restated Property Management Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc., Behringer Harvard Operating Partnership I LP and HPT Management Services, LLC

10.4	Behringer Harvard Holdings License Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Holdings, LLC

10.5	Registration Rights Agreement, dated as of August 31, 2012, among Behringer Harvard REIT I, Inc. and the shareholders party thereto

10.6	Third Amended and Restated Agreement of Limited Partnership of Behringer Harvard Operating Partnership I LP, dated as of August 31, 2012

10.7	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Scott W. Fordham

10.8	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and William J. Reister

10.9	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Telisa Webb Schelin

10.10	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and Thomas P. Simon

10.11	Employment Agreement, effective as of September 1, 2012, by and between Behringer Harvard REIT I, Inc. and Behringer Harvard Operating Partnership I LP and James E. Sharp

10.12	Interim CEO Consulting Agreement, dated as of August 31, 2012, by and between Behringer Harvard REIT I, Inc. and Robert S. Aisner

14.1	Behringer Harvard REIT I, Inc. Code of Business Conduct Policy

99.1	Press release of Behringer Harvard REIT I, Inc., dated September 6, 2012

*   Confidential treatment has been requested for certain portions of this exhibit. These portions have been omitted from this Current Report and submitted separately to the Securities and Exchange Commission pursuant to a Confidential Treatment Request under Rule 24b-2 of the Exchange Act.